UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2009
DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
On April 28, 2009, Delphi Financial Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as sole book-running manager (the “underwriter”), relating to the public offering (the “Offering”) of 3,000,000 shares of the Company’s Class A common stock, $0.01 par value (the “Stock”), at a public offering price of $17.50 per share. Pursuant to the Underwriting Agreement, the Company also granted the underwriter a 30-day option to purchase up to an additional 450,000 shares of the Stock if the underwriter sells more than 3,000,000 shares of Stock in the Offering.
The Company expects that the closing of the transaction under the Underwriting Agreement will occur on or about May 1, 2009, subject to customary closing conditions. The net proceeds from the sale of the Stock to be sold pursuant to the Underwriting Agreement (after deducting underwriting discounts and commissions and the Company’s estimated expenses) are estimated to be approximately $50.7 million, or approximately $58.3 million if the underwriter exercises its option to purchase additional shares in full.
This Offering is being made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission on Form S-3 (File No. 333-156284), which became effective on December 18, 2008 (the “Registration Statement”).
The Underwriting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
Item 1.02 Termination of a Material Definitive Agreement.
On April 27, 2009, the Company terminated the Sales Agreement (the “Sales Agreement”) with Barclays Capital Inc., as sales agent, relating to the Company’s $30 million continuous equity offering program previously filed as Exhibit 10.1 to the Company’s report on Form 8-K dated April 24, 2009. The Sales Agreement was terminated because the Offering is being effected in lieu of such program. No shares of Stock were sold under the Sales Agreement.
Item 9.01. Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description of Exhibits
10.1	Underwriting Agreement dated April 28, 2009 between Delphi Financial Group, Inc. and Barclays Capital Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: April 28, 2009